UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2018

INNERSCOPE HEARING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2151 Professional Drive, 2nd Floor Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 4, 2018, InnerScope Hearing Technologies, Inc. (the “Company”) issued in the aggregate 9,510,000 shares of its Series A Preferred Stock. The shares were issued as follows; 3,170,000 shares to the Company’s CEO and director, Matthew Moore (“Matthew’), 3,170,000 shares to the Company’s CFO and director, Kimberly Moore (“Kimberly”) and 3,170,000 shares to the Company’s Chairman, Mark Moore (“Mark”), in consideration of Matthew, Kimberly and Mark each cancelling 6,340,000 shares of common stock. The issuances of the shares were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transaction did not involve a public offering.

The Company also issued in the aggregate 900,000 shares of its Series B Preferred Stock. The shares were issued as follows; 300,000 shares to Matthew, 300,000 shares to Kimberly and 300,000 shares to Mark, in consideration of $15,000 of accrued and unpaid wages to Mathew and Kimberly, respectively, the Company’s failure to timely pay current and past salaries to Matthew and Kimberly, and their willingness to accrue unpaid payroll and the non-reimbursement of business expenses without penalty or action for all amounts owed to Matthew, Kimberly and Mark. The issuances of the shares were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as there was no general solicitation, and the transaction did not involve a public offering.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2018, the Company filed in the State of Nevada a Certificate of Designation of a series of preferred stock, the Series A Preferred Stock. 9,510,000 shares were designated as Series A Preferred Stock. The Series A Preferred Stock has mandatory conversion rights, whereby each share of Series A Preferred Stock will convert two (2) shares of common stock upon the Company filing Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, increasing the authorized shares of common stock. The Series A Preferred Stock has voting rights on an is if converted basis. The Series A Preferred Stock does not have any right to dividends

On June 4, 2018, the Company also filed in the State of Nevada a Certificate of Designat1ion of a series of preferred stock, the Series B Preferred Stock. 900,000 shares were designated as Series B Preferred Stock. The Series B Preferred Stock is not convertible into common stock, nor does the Series B Preferred Stock have any right to dividends and any liquidation preference. The Series B Preferred Stock entitles its holder to a number of votes per share equal to 1,000 votes.

The foregoing description of the rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock are qualified in its entirety by the full text of the Certificate of Designation, which is filed as Exhibit 3.1 and 3.2, respectively, to, and incorporated by reference in, this report.

Item 9.01	Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

3.1	Certificate of Designation of Series A Preferred Stock.
3.2	Certificate of Designation of Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2018

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore

Matthew Moore

Chief Executive Officer